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Howtek


                                  EXHIBIT 5

                                                                July 26, 1995
Howtek, Inc.
21 Park Avenue
Hudson, New Hampshire

Gentlemen:

        I have represented Howtek, Inc., a Delaware corporation (hereinafter called the "Corporation"), in connection with the proposed offering described below.

        In my capacity as General Counsel to the Corporation, I am familiar with the Certificate of Incorporation, as amended, and the By-Laws of the Corporation, as amended. I am also familiar with the corporate proceedings taken by the Corporation in connection with the issuance of the shares of Common Stock referred to in the Registration Statement on Form S-3 to which this letter is attached as an exhibit (the "Registration Statement").

        Based upon the foregoing, I am of the opinion that:

        1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

        2. The Common Stock to be issued to the Selling Stockholders in connection with the payment of legal fees incurred by the Corporation, when issued will be legally issued, fully paid and non-assessable.

        This opinion is provided solely for the benefit of the addressee hereof and is not to be relied upon by any other person or party. Nevertheless, I hereby consent to the use of this opinion as Exhibit 5 to said Registration Statement on Form S-3 and any subsequent post effective amendments to said Registration Statement, and to the use of my name as your counsel in the Registration Statement and in the Prospectus forming a part thereof. In giving the foregoing consent, I do not hereby concede that I come within any of the categories of persons whose consent is required under the Act or the General Rules and Regulations promulgated thereunder.

                                                 Very truly yours,


                                                 Stewart K. Hall
                                                 General Counsel


Howtek, Inc., 21 Park Avenue, Hudson, NH 03051 U.S.A., (603) 882-5200, FAX
(603) 880-3843